Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-166600 and 333-150044) on Form S-8 of Micron Solutions, Inc. and Subsidiary of our report dated March 26, 2018, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Micron Solutions, Inc. and Subsidiary for the year ended December 31, 2017.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 26, 2018